UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 24, 2016

Hilton Worldwide Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36243	27-4384691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 883-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information included in Item 8.01 below with respect to the HNA (as defined below) stockholders agreement, HNA registration rights agreement, amendment to Blackstone (as defined below) stockholders agreement, amended and restated Blackstone registration rights agreement and two Blackstone letter agreements is hereby incorporated by reference into this Item 1.01.

Item 7.01	Regulation FD Disclosure.

On October 24, 2016, Hilton Worldwide Holdings Inc. (the “Company”), Blackstone and HNA Tourism Group Co., Ltd. (“HNA”) announced that affiliates of The Blackstone Group L.P. (collectively, “Blackstone”) agreed to sell to HNA 247,500,000 shares of common stock of the Company, representing approximately 25% of the outstanding shares of common stock of the Company, pursuant to a stock purchase agreement between HNA and Blackstone (the “Sale”). Under the terms of the stock purchase agreement, HNA will pay to Blackstone $26.25 per share of the Company’s common stock or an aggregate amount in cash of approximately $6.5 billion. The Sale is expected to close, subject to customary closing conditions (including receipt of regulatory approvals in the United States, China and certain other countries), in the first quarter of 2017. Pursuant to the stock purchase agreement, HNA has deposited $500 million into an escrow account, which deposit will be released to Blackstone if the agreement is terminated in certain circumstances relating to the failure to obtain regulatory approvals in China or HNA’s breach of the agreement. If the Sale closes after the record date for the planned spin-off by the Company of shares of Hilton Grand Vacations Inc. (“HGV”) and Park Hotels & Resorts Inc. (“Park”) into separately-traded public companies, the Sale also will include the shares of common stock of HGV and Park received by Blackstone with respect to the shares of common stock of the Company being sold to HNA. The Company is not a party to the stock purchase agreement, has no obligations thereunder and did not independently verify any arrangements between Blackstone and HNA, but as described below in Item 8.01 is a party to certain other agreements entered into in connection with the Sale.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing. The foregoing description of the stock purchase agreement is qualified in its entirety by reference to the full text of such document, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

Changes to the Board of Directors. In connection with the closing of the Sale, the Company anticipates appointing two HNA director designees to the Company’s board of directors (the “Board”), pursuant to HNA’s rights under its stockholders agreement described below. After the closing of the Sale, the Company anticipates that Jonathan D. Gray and William J. Stein, the two directors previously designated by Blackstone, will continue as directors of the Company and that Mr. Gray will remain the chairman of the Board.

HNA Stockholders Agreement. In connection with the Sale, the Company entered into a stockholders agreement with HNA (and with HNA Group Co., Ltd. for purposes of the standstill provision only) that will be effective upon the closing of the Sale. The HNA stockholders agreement will terminate when HNA and its affiliates, in the aggregate, hold less than 5% of the Company’s common stock.

Directors. Under the HNA stockholders agreement, for so long as HNA has at least 15% of the Company’s outstanding common stock, it will have the right to designate two directors of the Company, only one of which may be affiliated with HNA (but not its hospitality business) and the other of which must meet the independence standards of the New York Stock Exchange with respect to the Company and not have been, for two years, an employee, director or officer of, or consultant to, HNA or any of its affiliates. Each of HNA’s director designees must be reasonably satisfactory to the Company’s Nominating and Corporate Governance Committee. In addition, so long as HNA owns at least 20% of the Company’s outstanding common stock, HNA will have the right to designate an additional independent director to fill each third additional director seat above 10 directors of the Company; for example, if the Company were to increase its Board size in the future to 13, HNA would have the right to designate an independent director as the 13th member of the Board. HNA’s right to designate directors declines to one director when HNA’s ownership falls below 15% of the Company’s common stock and such right terminates when HNA’s ownership falls below 5% of the Company’s common stock, subject to certain exceptions. Each independent designee will be entitled to serve on at least one standing committee of the Board, as determined by the Nominating and Corporate Governance Committee.

Voting Requirements. The HNA stockholders agreement generally requires HNA to vote all of its shares in excess of 15% of the total outstanding shares of the Company in the same proportion as the shares owned by other stockholders are voted on all matters, except as follows: (i) in uncontested elections of directors, HNA is required to vote all of its shares either in favor of the Board’s nominees or all of its shares in the same proportion as the shares owned by other stockholders are voted; (ii) in contested elections of directors, HNA is required to vote all of its shares in the same proportion as the shares owned by other stockholders are voted; (iii) for two years after the closing of the Sale, in third party acquisitions of the Company where the consideration is less than or equal to the price per share paid by HNA to Blackstone, HNA may vote all of its shares as it chooses; (iv) for any acquisition of the Company other than an acquisition described in (iii) above or an acquisition by HNA, HNA will vote all of its shares in excess of 15% of the total outstanding shares of the Company in proportion to the manner in which non-HNA holders vote their shares; and (v) in the case of any charter or bylaw amendment which adversely affects HNA disproportionally as compared to other stockholders, an issuance of more than 20% of the Company’s outstanding shares (other than for an acquisition) at a below-market price, or an acquisition of the Company by HNA, HNA may vote all of its shares as it chooses. In a third party tender offer, HNA will be required to tender its shares in excess of 15% of the total outstanding shares of the Company in the same proportion as shares held by non-HNA holders are tendered.

Transfer Restrictions and Right of First Refusal. For two years after the closing of the Sale, the HNA stockholders agreement requires HNA to not transfer any shares of the Company unless: such transfer is approved in advance by a majority of the disinterested members of the Board; such transfer is to an HNA affiliate, provided that such HNA affiliate agrees to be bound by the terms of the HNA stockholders agreement; such transfer is in connection with an acquisition approved by the Board; such transfer constitutes a tender into a tender or exchange offer commenced by the Company or any of its affiliates; or such transfer is in connection with a bona fide pledge of capital stock to a financial institution in connection with a bona fide loan or enforcement thereunder. After two years, other than in an underwritten public offering, block trade or permitted transfer described above, HNA will not be permitted to transfer more than 4.9% of the total outstanding shares of the Company to any person or group, or any shares to certain competitors of the Company or, to the knowledge of HNA or its broker, a person or group who is a 5% stockholder or who would thereby become a 5% stockholder; in an underwritten public offering or a block trade, other than a permitted transfer described above, HNA will instruct the underwriter or broker not to transfer more than 4.9% of the total outstanding shares of the Company to any person or group or any shares to a 5% stockholder (unless the identity of the purchaser is not known to the underwriter or broker); and in a block trade, other than a permitted transfer described above, HNA will instruct its broker not to transfer shares to certain competitors of the Company (unless the identity of the purchaser is not known to HNA or its broker). In addition, if the Company proposes to issue new equity securities in an offering that is not an underwritten public offering or an offering pursuant to Rule 144A, HNA will have a right of first refusal over its pro-rata portion of such issuance, measured based on HNA’s ownership percentage (which shall be capped at 25% for purposes of the right of first refusal) in the Company at such time.

Standstill. The HNA stockholders agreement requires HNA and its affiliates not to: acquire, offer or agree to acquire, any beneficial interest in the Company; make any public announcement or public offer with respect to any merger, business combination or other similar transaction involving the Company (except when the Board recommends or approves such transaction); make or in any way participate in any “solicitation” of “proxies” to vote or seek to influence voting of securities in a manner inconsistent with the Board’s recommendation; seek election or removal of any director other than HNA designees or otherwise act, alone or in concert with others, to control or influence the Company; call a meeting of stockholders; participate in a “group” regarding equity securities of the Company; act, alone or in concert with others, to seek to control or influence the management or policies of the Company; knowingly assist or encourage, or enter into any discussions or agreements with any third party, in connection with any of the foregoing; publicly disclose any intention, plan or arrangement inconsistent with the foregoing; provide any financing for a purchase of equity securities or assets of the Company, subject to certain exceptions; or take any actions that HNA knows or would reasonably be expected to know would require the Company to make a public announcement regarding the possibility of an acquisition. HNA will not be prohibited from: (i) transferring shares of the Company to HNA affiliates; (ii) purchasing shares of the Company pursuant to its right of first refusal over its pro-rata portion of newly issued equity securities of the Company; (iii) making a non-public, confidential acquisition proposal to the Board; or (iv) after a public announcement of a definitive agreement for the acquisition of the Company by a third party, making a publicly announced alternative acquisition proposal for all of the outstanding shares of the Company, which, if a tender or exchange offer, must be on the same terms for all such shares and include a non-waivable condition that a majority of the shares held by non-HNA holders are tendered into such offer. To the extent HNA’s ownership percentage falls below 25% of the total outstanding shares of the Company (or a lower percentage that results from sales of shares by HNA) as a result of issuances by the Company, HNA may purchase Company shares in the open market so as to maintain its ownership percentage at 25% (or such lower percentage that results from sales of shares by HNA).

Corporate Opportunity; DGCL Section 203. The Delaware General Corporate Law (“DGCL”) permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Under the HNA stockholders agreement, the Company agreed to renounce any interest or expectancy, or right to be offered an opportunity to participate in, any business opportunity or corporate opportunity presented to HNA or its affiliates. The Company also exempted HNA from the restrictions of Section 203 of the DGCL. Although the Company has previously opted out of Section 203 of the DGCL (“Section 203”), the Company’s amended and restated certificate of incorporation and bylaws provide that when Blackstone ceases to own at least 5% of the Company’s outstanding common stock, the Company will automatically become subject to Section 203.

Registration Rights. The Company also entered into a registration rights agreement with HNA that will be effective upon the closing of the Sale. The HNA registration rights agreement provides that, beginning two years after the closing of the Sale, HNA will have customary “demand” and “piggyback” registration rights. The registration rights agreement also will require the Company to pay certain expenses relating to such registrations and indemnify the registration rights holder against certain liabilities under the Securities Act. The Company has also entered into an amended and restated registration rights agreement with Blackstone with similar provisions that will take effect upon closing of the Sale. Until the closing of the Sale, Blackstone’s existing registration rights agreement will remain in effect.

Amendment to Blackstone Stockholders Agreement. In connection with the Sale, Blackstone entered into an amendment to its stockholders agreement with the Company, which will become effective upon the closing of the Sale. Pursuant to the amendment, the Company eliminated Blackstone’s ability to consent to changes to the size of the Board and amended Blackstone’s board representation rights as follows; Blackstone may designate a number of directors equal to: (1) if Blackstone beneficially owns at least 50% of the Company’s outstanding common stock, 50% of the total number of directors comprising the Board, rounded down to the nearest whole number; (2) if Blackstone beneficially owns at least 40% (but less than 50%) of the Company’s outstanding common stock, 40% of the total number of directors comprising the Board, rounded down to the nearest whole number; (3) if Blackstone beneficially owns at least 30% (but less than 40%) of the Company’s outstanding common stock, 30% of the total number of directors comprising the Board, rounded down to the nearest whole number; (4) if Blackstone beneficially owns at least 20% (but less than 30%) of the Company’s outstanding common stock, (x) 20% of the total number of directors comprising the Board, rounded down to the nearest whole number, if the total number of directors is 10 or more or (y) the lowest whole number that is greater than 20% of the total number of directors comprising the Board if the total number of directors is less than 10; and (5) if Blackstone beneficially owns at least 5% (but less than 20%) of the total shares of the Company’s common stock entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is greater than 10% of the total number of directors comprising the Board.

Spin-Off Related Agreements. Each of HGV and Park also entered into separate stockholders agreements and registration rights agreements with HNA on terms similar to the agreements with the Company described above, which will become effective upon the later to occur of (i) the closing of the Sale and (ii) the consummation of the spin-off. Each of HGV and Park also entered into registration rights agreements with Blackstone (which will become effective upon the consummation of the spin-off) and each of HGV and Park further intends to enter into stockholders agreements with Blackstone at the consummation of the spin which will be substantially the same as Blackstone’s stockholders agreement with the Company, as amended as described above. A description of these agreements will be included in HGV’s and Park’s Form 10 registration statements.

To facilitate Park’s intention to qualify as a real estate investment trust for U.S. federal income tax purposes, Blackstone and the Company have entered into a letter agreement pursuant to which Blackstone has agreed that it will sell or otherwise transfer, prior to the later to occur of the Sale or the spin-off, shares of common stock of the Company representing approximately 5.5% of the Company’s outstanding common stock (approximately 54 million shares based on the Company’s current capitalization) or, if such sale occurs after the spin-off, an equivalent percentage of the outstanding shares of the Company and Park.

The Company, HGV and Blackstone entered into a letter agreement relating to a stockholders agreement intended to preserve the tax-free status of the distributions of HGV and Park stock in the planned spin-offs (the “tax stockholders agreement”). In the letter agreement relating to the tax stockholders agreement, Hilton, HGV and certain affiliates of Blackstone agreed to certain terms and provisions to be included in the execution version of the tax stockholders agreement, the form of which is included as an exhibit to such letter agreement. The tax stockholders agreement will provide for certain covenants that may limit dispositions of Company, HGV and Park common stock by certain affiliates of Blackstone and transfers of interests in certain Blackstone entities that directly or indirectly own the common stock of the Company, HGV or Park. Additionally, the tax stockholders agreement may limit issuances or repurchases of stock by the Company, HGV and Park in excess of specified percentages.

Special Committee. The Board determined that it was in the best interests of the Company’s stockholders to establish a special committee of disinterested directors in connection with the Sale and the Company’s related arrangements with HNA. None of the members of the special committee is affiliated with Blackstone or HNA. Prior to the establishment of the special committee, Blackstone informed the Board that Blackstone would not proceed with the Sale unless HNA and the Company entered into arrangements that were approved by the special committee. The Board delegated to the special committee the exclusive authority to review and approve any arrangement between the Company and HNA or any other agreements with respect to the Sale to which the Company is a party. The special committee’s process included engaging and receiving advice from independent legal and financial advisors, holding 16 meetings with its advisors, extensive negotiations with HNA relating to its governance arrangements with the Company and review of the potential benefits, including future collaboration opportunities with HNA in China and elsewhere.

Each of the foregoing descriptions of the HNA stockholders agreement, HNA registration rights agreement, Blackstone stockholders agreement, Blackstone registration rights agreement, letter agreement relating to certain tax matters and letter agreement relating to a tax stockholders agreement is qualified in its entirety by reference to the full text of each of such documents, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this Current Report (including the exhibits attached hereto) contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, including statements about the transactions contemplated by the described agreements and the expected timetable for the completion of such transactions. These forward-looking statements are subject to a number of risks and uncertainties, including the transactions not being timely completed, if at all, due to the failure of any of the closing conditions, including required regulatory approvals, or for any other reason and the other factors that may affect future results that are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as such factors may be updated in the Company’s subsequent periodic filings with the Securities and Exchange Commission. The Company disclaims any obligation to update forward-looking statements, except as may be required by law.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Stockholders Agreement, dated as of October 24, 2016, by and among Hilton Worldwide Holdings Inc., HNA Tourism Group Co., Ltd. and, solely for purposes of Section 4.3 thereof, HNA Group Co., Ltd.

10.2	First Amendment to Stockholders Agreement, dated as of October 24, 2016, by and among Hilton Worldwide Holdings Inc. and certain of its stockholders.

10.3	Registration Rights Agreement, dated as of October 24, 2016, by and between Hilton Worldwide Holdings Inc. and HNA Tourism Group Co., Ltd.

10.4	Amended and Restated Registration Rights Agreement, dated as of October 24, 2016, by and among Hilton Worldwide Holdings Inc. and certain of its stockholders.

10.5	Letter Agreement relating to certain tax matters, dated as of October 24, 2016, by and among Hilton Worldwide Holdings Inc., Park Hotels & Resorts Inc., and certain of Hilton Worldwide Holdings Inc.’s stockholders.

10.6	Letter Agreement relating to tax stockholders agreement, dated as of October 24, 2016, by and among Hilton Worldwide Holdings Inc., Hilton Grand Vacations Inc. and certain of Hilton Worldwide Holdings Inc.’s stockholders.

99.1	Stock Purchase Agreement, dated as of October 24, 2016, by and among certain of Hilton Worldwide Holdings Inc.’s stockholders and HNA Tourism Group Co., Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON WORLDWIDE HOLDINGS INC.

By:	/S/ KEVIN J. JACOBS
Name:	Kevin J. Jacobs
Title:	Executive Vice President and Chief Financial Officer

Date: October 24, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stockholders Agreement, dated as of October 24, 2016, by and among Hilton Worldwide Holdings Inc., HNA Tourism Group Co., Ltd. and, solely for purposes of Section 4.3 thereof, HNA Group Co., Ltd.

10.2	First Amendment to Stockholders Agreement, dated as of October 24, 2016, by and among Hilton Worldwide Holdings Inc. and certain of its stockholders.

10.3	Registration Rights Agreement, dated as of October 24, 2016, by and between Hilton Worldwide Holdings Inc. and HNA Tourism Group Co., Ltd.

10.4	Amended and Restated Registration Rights Agreement, dated as of October 24, 2016, by and among Hilton Worldwide Holdings Inc. and certain of its stockholders.

10.5	Letter Agreement relating to certain tax matters, dated as of October 24, 2016, by and among Hilton Worldwide Holdings Inc., Park Hotels & Resorts Inc., and certain of Hilton Worldwide Holdings Inc.’s stockholders.

10.6	Letter Agreement relating to tax stockholders agreement, dated as of October 24, 2016, by and among Hilton Worldwide Holdings Inc., Hilton Grand Vacations Inc. and certain of Hilton Worldwide Holdings Inc.’s stockholders.

99.1	Stock Purchase Agreement, dated as of October 24, 2016, by and among certain of Hilton Worldwide Holdings Inc.’s stockholders and HNA Tourism Group Co., Ltd.